POWER OF ATTORNEY

	Know all by these presents, that the undersigned officer and/or director of The Scotts Company (the "Company"), hereby constitutes and appoints each of G. Robert Lucas, Kathy L. Uttley and A. Sue Hughes, signing singly, his/her true and lawful attorney-in-fact to:

1) execute for and on behalf of the undersigned Forms 3, 4 and 5 with respect to the securities of the Company beneficially owned by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations thereunder (and Form 144 with respect to the securities of the Company beneficially owned by the undersigned in accordance with Rule 144 under the Securities Act of 1933 (the "Securities Act"));

2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 (or Form 144), complete and execute any amendment or amendments thereto, and timely file any such form with the United States Securities and Exchange Commission and any other authority; and

3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

	The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or resubstitution, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act and/or Rule 144 under the Securities Act.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of October, 2000.

					/s/ Katherine Hagedorn Littlefield
						Signature

	Katherine Hagedorn Littlefield
						Print Name